EXHIBIT 99.(13)(h)

Form of Amended Exhibit A
Fund Accounting Servicing Agreement
Separate Series of Carillon Series Trust

Name of Series
RJ Chartwell Premium Income ETF
RJ Eagle Municipal Income ETF
RJ Eagle Vertical Income ETF
RJ Eagle GCM Dividend Select Income ETF
RJ ClariVest Capital Appreciation ETF

Dated:  [  ], 2026